UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2024

Pulse Biosciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brickell Key Drive, Suite 1080
Miami, Florida 33131
(Address of Principal Executive Offices) (Zip Code)
510-906-4600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	PLSE	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2024, Pulse Biosciences, Inc. (the “Company”) and Mr. Burke T. Barrett, President and Chief Executive Officer, agreed that he would resign from the Company, effective as of December 6, 2024 (the “Separation Date”). In addition, Mr. Barrett resigned from the Company’s Board of Directors effective as of December 2, 2024. These decisions were not the result of any disagreement relating to the Company’s operations, policies or practices. The Company is progressing its respective development, clinical and pilot commercial initiatives for each of its three nano-PFA devices on track with its previously communicated plans.

Pursuant to the terms of that certain Separation Agreement between the Company and Mr. Barrett dated December 5, 2024 (the “Separation Agreement”), and in consideration for a signed release of any claims he may have relating to his employment with the Company, Mr. Barrett will be entitled to, among other things: (i) payment of salary through the Separation Date; (ii) severance payments of twenty-four semi-monthly equal installments, which amount represents the sum of twelve months of Mr. Barrett’s annual base salary; (iii) an additional severance payment of $106,009.61 in lieu of any 2024 cash bonus; (iv) partial acceleration of vesting of Mr. Barrett’s new hire option award allowing him to purchase up to 101,000 shares of Company common stock at a price of $7.45 per share; and (v) continuation of Company-paid health insurance benefits under COBRA until Mr. Barrett is no longer eligible for COBRA continuation benefits or until the twelve-month anniversary of the Separation Date, whichever is earlier. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2024.

The Company’s Chief Commercial Officer, Kevin P. Danahy, and its Chief Technology Officer, Darrin R. Uecker, will serve as the Company’s principal executive and principal financial officers until such time as the Company has identified a chief executive officer to replace Mr. Barrett. Messrs. Danahy and Uecker have both served as the Company’s Chief Executive Officer at different times before Mr. Barrett.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: December 6, 2024	By:	/s/ Kevin P. Danahy
Kevin P. Danahy
Chief Commercial Officer (Principal Executive and Principal Financial Officer)